UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011 (October 21, 2011)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Corporate Center Drive, Suite #210 Raleigh, NC		27607
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 21, 2011, the board of directors (the “Board”) of BioDelivery Sciences International, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “N&G Committee”), appointed Samuel P. Sears, Jr., age 68, as a Class I director of the Company, and Mr. Sears accepted such appointment. The Board also appointed Mr. Sears, and Mr. Sears accepted such appointments, to all committees of the Board.

In accordance with the Company’s director compensation policy, Mr. Sears will receive the following as compensation for the balance of 2011: (i) a cash retainer of $9,045 for serving as a director and Board committee member, representing a pro-rated amount of the annual cash retainer for Company directors, and (ii) options to purchase 4,863 shares of Company common stock, with each option exercisable at $1.38 per share (the 30-day volume weighted average price of the Company’s common stock as of October 21, 2011), representing a pro-rated amount of the annual stock option grant to Company directors.

Mr. Sears’ term as a director runs through the 2012 annual meeting of the Company’s stockholders, or until the earlier of his death, resignation or removal and until his successor is appointed. In evaluating Mr. Sears, the N&G Committee determined that Mr. Sears qualifies as an independent director, as defined by the rules of the NASDAQ Stock Market, and that he has the experience and skill set necessary to assist the Company as a member of the Board.

Mr. Sears has extensive experience in the biopharmaceutical, nutraceutical and biotechnology industries. Since 2006, Mr. Sears has been a partner at the law firm of Cetrulo and Capone, PC, where he currently serves as managing partner, and from 2000 to 2006, he provided private consulting and legal advisory services to start-up and early stage development companies. Since 2000, Mr. Sears has served as Director, Chairman of the Audit Committee, Chairman of the Executive Committee, and Member of the Compensation Committee of Commonwealth Biotechnologies, Inc. (NASDAQ: CBTEQ), a research and development support services company. From 1998 to 2000, Mr. Sears served as Vice Chairman and treasurer of American Prescription Providers, Inc., a specialty pharmacy network offering prescriptions and nutraceuticals to patients with chronic diseases. From 1994 through May 1998, Mr. Sears was Chief Executive Officer and Chairman to Star Scientific, Inc. (NASDAQ: CIGX), a company using its technology to potentially lessen the health risks associated with long-term tobacco use. From 1968 to 1993, Mr. Sears was in private law practice. Mr. Sears is a graduate of Harvard College and Boston College Law School.

Since the beginning of the Company’s last fiscal year, Mr. Sears has not been a party to any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, or in which any related person of Mr. Sears had or will have a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 25, 2011, announcing the appointment of Mr. Sears.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 25, 2011	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ James A. McNulty
		Name:	James A. McNulty
		Title:	Secretary, Treasurer and Chief Financial Officer